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July 26, 2002

                                         Lincoln National Life Insurance Company
VIA EDGAR                                                 1300 South Clinton St.
---------                                                         P. O. Box 1110
                                                       Fort Wayne, IN 46801-1110
                                                                fax 260 455-5135


Lincoln Life & Annuity Company of New York
100 Madison Street
Suite 1860
Syracuse, NY 13202

Re:      Lincoln Life & Annuity Variable Annuity Account H
         American Legacy III View
         (File Nos. 811-08441; 333-87434)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life & Annuity Variable Annuity Account H ("the Account"), a segregated account of Lincoln Life & Annuity Company of New York ("Lincoln New York"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln New York.

I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Registration Statement on Form N-4.

Sincerely,



/s/ Mary Jo Ardington
Mary Jo Ardington